Exhibit (b)(6)

                             SCUDDER MUNICIPAL TRUST

         On November 13, 2000, the Board of Trustees of Scudder Municipal Trust, a Massachusetts business trust (the "Fund"), adopted the following resolution amending the By-Laws of the Fund to read as follows:

                  RESOLVED, that the first sentence of Article III, Section 2 of each Fund's By-Laws shall be amended to read as follows (additions are underlined and deletions are [struckout]).
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                  Section 2. Notice of Meetings. Notice of all meetings of the
                  Shareholders, stating the time, place and purpose of the meeting, shall be given by the Trustees by postal mail, by
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                  electronic mail, by posting on the internet with notice by
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                  postal mail or electronic mail, or by any other electronic
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                  method of document transfer to each Shareholder at his address
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                  or other designated destination, including, but not limited
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                  to, the Shareholder's postal mailing or e-mail address, as
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                  recorded on the register of the Trust. Such notice shall be
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                  sent or otherwise communicated [mailed] at ten (10) days and
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                  not more than ninety (90) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust [of his] of a current address or other destination to which
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                  such notice should be sent or delivered, or if a written
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                  waiver of notice, executed before or after the meeting by the
                  Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.